AGREEMENT


DATED this 1st day of May 2002.


BY AND BETWEEN:

     649.COM, INC. a company with offices in Vancouver, Canada

                                                      (referred to as "649.com")

AND:

     WEBLINK MANAGEMENT S.A. with offices in San Jose, Costa Rica

                                                      (referred to as "WebLink")

WHEREAS:

     - WebLink is a service, administration and management company, based in Costa Rica;
     -    649.com is a publicly traded company trading in the USA;
     - 649.com requires a computer server that is capable of managing their Internet connection and running the Company's software program;
     - WebLink will provide a computer server to run the Company's software program and will host the Server and arrange /manage an Internet connection for the Company;
     - 649.com has no funds to pay WebLink for the services required and WebLink is prepared to defer the cash payment for services rendered until such a time that the Company is generating revenue.

NOW THEREFORE for valuable consideration given and received and by their mutual covenants, the parties hereby agree as follows:

     1. WebLink will provide the Company with a Computer Server and will provide and host an Internet connection to run the Company's software program.

     2.   Ownership of the Computer will remain the property of WebLink.

     3. WebLink will also provide offshore administration services including customer support and technical support and any other professional services, as required.

     4. In consideration for the services to be provided by WebLink, 649.com will pay WebLink a monthly payment of US$5,000.00 plus any additional costs incurred on behalf of the Company, commencing on May 1st 2002. These payments shall


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          be deferred and paid on or before May 1st 2005, or as and when the company starts earning revenue from the sale of Licenses and/or Royalties, whichever is the sooner.

     5. This Agreement has an initial term of three years and will automatically renew year by year, unless WebLink fails to perform its' duties as set forth in this Agreement. In this event, 649.com may cancel this Agreement on 30 days written notice.

     6. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     7. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

     8.   Time will be of the essence of this Agreement.

     9. This Agreement will be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties will be governed by, the laws of the state of Texas and the federal laws of the United States applicable therein without reference to its choice of law rules, and each party hereby submits to the jurisdiction of the state of Texas and all courts competent to hear appeals therefrom.

     10. No amendment or waiver of any provision of this Agreement will be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise provided.

     11. If any provision or any part thereof is held by a court of competent jurisdiction, after appeals there from have been exhausted, to be unenforceable, invalid or illegal, then it will be severable or deemed to be limited in respect of such territory and time to the extent necessary to render such provision enforceable, valid or legal, and the remaining provisions will remain valid and binding.

     12. Any notice or other documents required or permitted to be given under this Agreement will be in writing and may be given by personal service, telecopier or by prepaid registered mail, posted in Canada or by certified mail, posted in the United States, and addressed to the proper party at the address stated below:

               a. if to WebLink Management S.A. Sabana Sur, 25 Metros South from Bancrecen, San Jose, Costa Rica


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                                      -3-


               b. if to 649.com Inc. #1001-1166 Alberni Street Vancouver, British Columbia

          or to such other address as any party may specify by notice. Any notice sent by telecopier will be deemed conclusively to have been effectively given and received at the time of successful transmission. Any notice sent by registered mail as aforesaid will be deemed conclusively to have been effectively given and received on the fifth business day after posting; but if at the time of posting or between the time of posting and the fifth business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then such notice will not be effectively given until actually received.

     13. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission, telecopy, telex, or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.


IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the date first written above.



/s/ John Buddo                                  /s/ Andre Gabrie Cardos
----------------------                          -------------------------
649.com, Inc.                                   WebLink Management S.A.


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